Exhibit 99.1

Media Contacts:

Robert G. Rouse, Executive Vice President and Chief Operating Officer

Jerome Kapelus, Senior Vice President, Strategy and Business Development

(631) 962-7000

Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES

RESULTS FOR THE FIRST QUARTER OF FISCAL 2007

Melville, New York – December 4, 2006 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the three months ended October 31, 2006. Net sales for the first quarter of fiscal 2007 were $97.1 million compared to $106.6 million in the first quarter of fiscal 2006, reflecting growth in the telecommunications transmission segment offset by lower sales, as anticipated, in the mobile data communications and RF microwave amplifiers segments.

GAAP net income was $10.8 million, or $0.41 per diluted share, for the three months ended October 31, 2006 compared to $11.5 million, or $0.43 per diluted share, for the three months ended October 31, 2005. Non-GAAP net income, which excludes the amortization of stock-based compensation expense, was $12.1 million, or $0.45 per diluted share, for the three months ended October 31, 2006 as compared to Non-GAAP net income of $12.5 million, or $0.47 per diluted share, for the three months ended October 31, 2005.

In commenting on the Company’s performance during the first quarter of fiscal 2007, Fred Kornberg, President and Chief Executive Officer of Comtech Telecommunications Corp., said, “We are very pleased with our first quarter results which are expected to serve as the foundation for another record year in fiscal 2007 on our top and bottom lines.”

Mr. Kornberg added, “Average quarterly sales for the Company are expected to increase for the remainder of fiscal 2007 as a result of our anticipated ongoing support of Movement Tracking System program activities and as deliveries occur on recently received orders, including our contract to upgrade the U.S. D.o.D.’s AN/TRC-170 digital troposcatter terminals.”

Selected First Quarter Fiscal 2007 Financial Metrics and Other Items

•

Bookings for the first quarter of fiscal 2007 were $121.4 million compared to $110.1 million in the first quarter of fiscal 2006. Backlog as of October 31, 2006 was a record $210.4 million compared to $186.0 million as of July 31, 2006.

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) were $19.2 million and $20.1 million for the three months ended October 31, 2006 and 2005, respectively.

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•

Cash used in operating activities for the first quarter of fiscal 2007 was $3.6 million compared to cash provided by operating activities of $7.2 million for the first quarter of fiscal 2006, reflecting a significant increase in inventory that is currently anticipated to be delivered to our customers (primarily the U.S. government) throughout fiscal 2007, as well as the timing of payments for accounts payable and certain accrued expenses that occurred in the first quarter of fiscal 2007.

•

Fiscal 2007 first quarter net sales and gross profit were favorably impacted by $1.2 million and $1.1 million, respectively, due to a gross profit adjustment to the MTS contract in our mobile data communications segment. The adjustment is more fully described in our Form 10-Q filed earlier today.

•

The Company completed the acquisition of certain assets and assumption of certain liabilities of Insite Consulting, Inc. (“Insite”) and the consolidation of Comtech Tolt Technologies, Inc. (“Tolt”). Sales relating to Insite’s geoOps™ Enterprise Location Monitoring software and Tolt’s turnkey employee mobility solution products were insignificant during the first quarter of fiscal 2007.

•

As disclosed in our Form 10-Q filed earlier today, the Company has added a risk factor relating to a notification it received from the Company’s auditors, KPMG LLP, concerning KPMG’s independence with respect to the Company.

Conference Call

The Company has scheduled an investor conference call for 8:30 AM (ET) on Tuesday, December 5, 2006. Investors and the public are invited to access a live webcast of the conference call from the news section of the Comtech web site at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (800) 540-0559 (domestic) or (785) 832-1508 (international) and using the conference I.D. of “Comtech.” A replay of the conference call will be available for seven days by dialing (402) 220-6933. In addition, an updated investor presentation, including earnings guidance, will be available on our web site shortly after the conference call.

About Comtech

Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. The Company believes many of its solutions play a vital role in providing or enhancing communication capabilities when terrestrial communications infrastructure is unavailable or ineffective. The Company conducts business through three complementary segments: telecommunications transmission, mobile data communications and RF microwave amplifiers. The Company sells products to a diverse customer base in the global commercial and government communications markets. The Company believes it is a market leader in the market segments that it serves.

Cautionary Statement Regarding Forward-Looking Statements

Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company’s future performance and financial condition, plans and objectives of the Company’s management and the Company’s assumptions regarding such future performance, financial condition, plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company’s control which may cause actual results, future performance and financial condition, and achievement of plans and objectives of the Company’s management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include the timing of receipt of, and the Company’s performance on, new orders that can cause significant fluctuations in net sales and operating results, the timing and funding of government contracts, adjustments to gross profits on long-term contracts, risks associated with international sales, rapid technological change, evolving industry standards, frequent new product announcements and enhancements, changing customer demands, changes in prevailing economic and political conditions, and other factors described in the Company’s filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.

AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended October 31,
	2006	2005
Net sales	$97,070,000	106,567,000
Cost of sales	57,695,000	66,363,000

Gross profit	39,375,000	40,204,000

Expenses:
Selling, general and administrative	16,587,000	16,048,000
Research and development	7,157,000	6,749,000
Amortization of intangibles	649,000	596,000

	24,393,000	23,393,000

Operating income	14,982,000	16,811,000

Other expenses (income):
Interest expense	695,000	674,000
Interest income	(3,175,000)	(1,775,000)

Income before provision for income taxes	17,462,000	17,912,000
Provision for income taxes	6,635,000	6,448,000

Net income	$10,827,000	11,464,000

Net income per share:
Basic	$0.47	0.51

Diluted	$0.41	0.43

Weighted average number of common shares
outstanding - basic	22,948,000	22,646,000

Weighted average number of common and common
equivalent shares outstanding assuming dilution
- diluted	27,389,000	27,379,000

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COMTECH TELECOMMUNICATIONS CORP.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	October 31, 2006	July 31, 2006
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$245,560,000	251,587,000
Restricted cash	1,003,000	1,003,000
Accounts receivable, net	69,300,000	70,047,000
Inventories, net	72,046,000	61,043,000
Prepaid expenses and other current assets	6,949,000	7,178,000
Deferred tax asset - current	7,211,000	7,591,000

Total current assets	402,069,000	398,449,000

Property, plant and equipment, net	25,755,000	24,732,000
Goodwill	24,387,000	22,244,000
Intangibles with finite lives, net	6,955,000	6,855,000
Deferred financing costs, net	2,312,000	2,449,000
Other assets, net	364,000	537,000

Total assets	$461,842,000	455,266,000

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$26,182,000	28,337,000
Accrued expenses and other current liabilities	31,468,000	41,230,000
Customer advances and deposits	6,393,000	3,544,000
Deferred service revenue	7,360,000	9,896,000
Current installments of other obligations	138,000	154,000
Interest payable	525,000	1,050,000
Income taxes payable	8,677,000	5,252,000

Total current liabilities	80,743,000	89,463,000

Convertible senior notes	105,000,000	105,000,000
Other obligations, less current installments	210,000	243,000

Deferred tax liability - non-current	6,398,000	6,318,000

Total liabilities	192,351,000	201,024,000

Commitments and contingencies

Stockholders’ equity:
Preferred stock, par value $.10 per share; shares authorized and unissued
2,000,000	—	—
Common stock, par value $.10 per share; authorized 100,000,000 shares, issued 23,287,098 shares and 23,052,593 shares at October 31, 2006
and July 31, 2006, respectively	2,329,000	2,305,000
Additional paid-in capital	143,885,000	139,487,000
Retained earnings	123,462,000	112,635,000

	269,676,000	254,427,000
Less:
Treasury stock (210,937 shares)	(185,000)	(185,000)

Total stockholders’ equity	269,491,000	254,242,000

Total liabilities and stockholders’ equity	$461,842,000	455,266,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	Three Months Ended October 31,
	2006	2005
Reconciliation of Non-GAAP Net Income To GAAP
Net Income(1):
Non-GAAP net income	$12,142,000	12,486,000
Amortization of stock-based compensation	(1,810,000)	(1,296,000)
Tax effect of stock-based compensation expense	495,000	274,000

GAAP net income	$10,827,000	11,464,000

Reconciliation of Non-GAAP Diluted Earnings Per
Share To GAAP Diluted Earnings Per Share(1):
Non-GAAP diluted earnings per share	$0.45	0.47
Amortization of stock-based compensation	(0.06)	(0.05)
Tax effect of stock-based compensation expense	0.02	0.01

GAAP diluted earnings per share	$0.41	0.43

Reconciliation of GAAP Net Income to EBITDA(2):
GAAP net income	$10,827,000	11,464,000
Income taxes	6,635,000	6,448,000
Net interest income	(2,480,000)	(1,101,000)
Amortization of stock-based compensation	1,810,000	1,296,000
Depreciation and amortization	2,417,000	1,967,000

EBITDA	$19,209,000	20,074,000

(1)

Non-GAAP net income is used by management in assessing the Company’s operating results. The Company believes that investors and analysts may use non-GAAP measures that exclude the amortization of stock-based compensation, along with other information contained in its SEC filings, in assessing the Company’s operating results.

(2)

Represents earnings before interest, income taxes, depreciation and amortization of intangibles and stock-based compensation. EBITDA is a non-GAAP operating metric used by management in assessing the Company’s operating results and ability to meet debt service requirements. The Company’s definition of EBITDA may differ from the definition of EBITDA used by other companies and may not be comparable to similarly titled measures used by other companies. EBITDA is also a measure frequently requested by the Company’s investors and analysts. The Company believes that investors and analysts may use EBITDA, along with other information contained in its SEC filings, in assessing its ability to generate cash flow and service debt.

ECMTL

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